A Proposal For a Real-Time Competitive Response System Dr. George Backus Policy Assessment Corporation

Agenda Overall Need Project Overview Value to Edison California Model Proposal Overview Cost/Schedule/Resources Open Discussion

Overall Need Long Term: Mergers Generation Plant Inventory Mid Term: Contracts for differences Short term: Day-Ahead, Hour-Ahead, Real-Time Bidding strategies Supply and demand decisions Deal with noise, uncertainty, and possible hidden behavior of competitors This proposal focuses on Short Term

Distinct Features of Cal's Energy Market Explicit representation of bilateral transactions (SCs) Complete separation of market administration (PX) and system operation (ISO) Complete separation of markets for SCs Multiple commodities: Energy, Transmission, Ancillary Services Multiple markets: Day-ahead, hour-ahead, real-time NO EXISTING MODEL CAN READILY SIMULATE CAL'S MARKET OPERATION

Project Overview: What Comprehensive Gaming System PX/ISO Simulation Strategy Search System ST-Forecasting System Data Mining for Short-Term Tactical Gaming (With Mid/Long-Term Capabilities).

Project Overview: How Update System for California Details Add ST Timing Add PX/ISO Add Data Gathering/Mining Gaming Model (Generation and Demand) Strategy Search System ST-Forecasting Build PX/ISO Simulation With Staff Who Worked on Actual System Implement California Specific Strategies Add Real-Time Data Flows Augment Search System With Data Gathering/Mining

Value to Edison Determine Portfolio of (Weekly) Daily, Hourly, Real- Time Energy, and Ancillary-Service Actions to Maximize Profitability. Determine Protocol Areas That Benefit Bid, Availability, Over/Under-Booking and Congestion Gaming. Determine Monetary Value of Changing Game Rules (PX/ISO, FERC, and CPUC). Coordinate Generation And UDC Gaming for Maximum Company Profitability. Determine Competitor Threats and Strategies. Complete Loss Avoidance and Profit Risk Control. Demand, Financial, Generation Simulation for All Players.

California Model: Simulation Engine DAC UDC (Gen, Load bid) Demand Forecast PX ISO Generation (DAC) Generation (Bid) SC (DAC) SC (Bid) Brokers Energy & A/S schedules & $ Transmission Constraints & Prices

California Model: Strategy Shell HYPERSENS Data Definition Structure Simulation Models Stochastic Strategies (Bids, Availability) (Generation, Demand) Verification

"Games" Micro-bids as probes. If you are marginal plant, have (multiple) outage(s) and have other plants in queue. Use Model to determine (without signals) that Generation or UDC should take strategy lead to avoid "conflict" of financial interests. Combined Generation/UDC over/under-book strategies. External 3rd party alliance (collaborator) on bids and generation ownership.

Proposal Overview What We Have CIGMOD Model Deregulation dynamics Competitive behavior Changing regulatory conditions Computer simulation of choices over time Understanding of PX/ISO Protocols Operations Utility industry restructuring Understanding of UK Deregulation

Proposal Overview What Still Needs To Be Built Phase I Functional Model Strategy Options Identify relevant protocols and rules Edison learns the modeling system Phase II Real-time market data availability Analysis capabilities to take advantage of the data Synthetic production of data to train for Phase III Phase III Real-time implementation "Fail-safe" positions to limit exposure Benchmark

Proposal Overview Optional Follow-on Phases Phase IV Impacts of others entering California market Impacts of mergers, acquisitions, and takeovers Impact of consolidation of market Phase V Increased transfer capabilities within WSCC Add AC considerations to the model

Cost/Schedule/Resources Phase I: 6/1/97-9/15/97, $850,000 Phase II: 9/16/97-12/30/97, $500,000 to $750,000 est. Phase III: 1/2/98-6/30/98, $500,000 to $950,000 est. PAC/PSC Resources George Backus, Jeff Amlin, Paul Gribik, Dariush Shirmohammadi, other associates Edison Intl. Resources Project Manager UDC senior representative Generation senior representative Strategy senior representative Others as appropriate

Open Discussion PSC's involvement with ISO ....